Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Twelve Month Periods Ended February 28, 2014 and Guidance for Fiscal Year 2015

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended February 28, 2014	Twelve Months Ended February 28, 2014

Net Sales	$181,011,218	$751,723,398

Cost of Sales	135,286,860	546,018,393

Selling, General and Administrative	24,612,787	105,591,214
Interest Expense	4,662,772	18,406,658
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	217,097	(8,038,747)
Other (Income) Expense, Net	(548,578)	(4,165,374)
	164,230,938	657,812,144

Income Before Income Taxes	16,780,280	93,911,254
Income Tax Expense	6,537,939	34,314,206

Net Income	$10,242,341	$59,597,048

Income Per Share:
Basic	$.40	$2.34
Diluted	$.40	$2.32

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
(unaudited)

Assets:	Period Ended February 28, 2014

Current assets:
Cash and cash equivalents	$27,564,533
Accounts receivable - Net of allowance for doubtful accounts	116,127,857
Inventories	107,580,845
Costs and estimated earnings in excess of billings on uncompleted contracts	27,221,952
Deferred income taxes	7,800,738
Prepaid expenses and other receivables	9,884,798
Total current assets	296,180,723

Net property, plant, and equipment	197,639,229

Goodwill, less accumulated amortization	278,556,040

Intangibles and Other Assets	180,877,043

$953,253,035

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$38,832,557
Accrued liabilities	105,183,493
Total current liabilities	144,016,050

Long-term accrued liabilities due after one year	9,120,723
Long-term debt due after one year	384,767,857

Deferred income taxes	39,435,143

Shareholders’ equity	375,913,262

$953,253,035

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
(unaudited)

Period Ended February 28, 2014

Net cash provided by operating activities	$107,275,296

Net cash used in investing activities	(310,968,559)

Net cash provided by (used in) financing activities	176,332,801

Net (decrease) increase in cash and cash equivalents	(27,360,462)

Effect of exchange rate changes on cash	(672,756)

Cash and cash equivalents at beginning of period	55,597,751

Cash and cash equivalents at end of period	$27,564,533

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended February 28, 2014	Twelve Months Ended February 28, 2014
Net sales:
Electrical and Industrial Products	$103,470	$416,106
Galvanizing Services	77,541	335,618
	181,011	751,724

Segment operating income (a):
Electrical and Industrial Products	10,232	45,866
Galvanizing Services	18,723	91,983
	28,955	137,849

General corporate expenses (b)	6,882	32,553
Interest expense	4,663	18,407
Other (income) expense, net (c)	630	(7,022)
	12,175	43,938

Income Before Taxes	$16,780	$93,911

Total assets:
Electrical and Industrial Products	$540,216	$540,216
Galvanizing Services	378,358	378,358
Corporate	34,679	34,679
	$953,253	$953,253

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date February 28, 2014	Projected Year Ended February 28, 2015
Net Sales:
Electrical and Industrial Products and Services	$416,106	$500,000 to $535,000
Galvanizing Services	$335,618	$350,000 to $365,000
Total Sales	$751,724	$850,000 to $900,000

Diluted earnings per share	$2.32	$2.40 to $2.80

Net Sales by Market Segment:
Power Generation	33%	33%
Transmission and Distribution	14%	18%
Industrial	53%	49%

Electrical and Industrial Products and Services
Revenues by Industry:
Power Generation	42%	48%
Transmission and Distribution	14%	14%
Industrial	44%	38%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	35%	36%
OEM’s	12%	11%
Industrial	35%	32%
Bridge and Highway	5%	6%
Petro Chemical	13%	15%

Operating Margins:
Electrical and Industrial Products and Services	11.0%	11% to 13%
Galvanizing Services	27.4%	26% to 28%

Cash Provided By (Used In)Operations	$107,275	$90,000 to $110,000
Capital Expenditures	$43,472	$35,000 to $40,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$43,305	$45,000 to $50,000
Total Bank Debt	$405,616	$380,000 to $400,000

Cash Dividend	$14,290	$15,000

Percent of Business By Segment:
Electrical and Industrial Products and Services	55%	59%
Galvanizing Services	45%	41%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/13	$221,714
Bookings		181,092
Shipments		183,175
Backlog	5/31/13	$219,631
Book to Ship Ratio		.99
Bookings		181,547
Shipments		189,782
Backlog	8/31/13	$211,396
Book to Ship Ratio		.96
Bookings		198,187
Shipments		197,755
Backlog	11/30/13	$211,828
Book to Ship Ratio		1.00
Bookings		199,109
Shipments		181,011
Backlog	2/28/14	$229,926
Book to Ship Ratio		1.10